EXHIBIT A

JOINT FILING AGREEMENT

Manulife Financial Corporation, and Manulife Investment Management (US) LLC agree that the Schedule 13G which this Agreement is attached, relating to the Common Stock of Riverview Bancorp Inc is filed on behalf of each of them.

Manulife Financial Corporation
May 1, 2025
Date
/s/ Graham Miller
Signature
Graham Miller / Agent*
Name
Manulife Investment Management (US) LLC
May 8, 2025
Date
/s/ Paul M. Donahue
Signature
Paul Donahue / Chief Compliance Officer
Name / Title

*Signed pursuant to a Power of Attorney dated January 17, 2018 included as Exhibit A to Schedule 13F- NT filed with the Securities and Exchange Commission by Manulife Financial Corporation on January 29, 2018.